Exhibit (d)-(3)

Execution Version

AMENDMENT NO. 1 TO CONSORTIUM AGREEMENT

This AMENDMENT NO. 1 TO CONSORTIUM AGREEMENT, dated as of January 23, 2020 (this “Amendment”), is entered by and among Beachhead Holdings Limited (“Beachhead”), Double Double Holdings Limited (“Double Double”), Point Forward Holdings Limited (“Point Forward,” and together with Beachhead and Double Double, collectively, “Centurium”), PW Medtech Group Limited (普华和顺集团公司) (“PWM”), CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd. (“CITIC”), Parfield International Ltd. (“Parfield”), HH Sum-XXII Holdings Limited (“Hillhouse”) and V-Sciences Investments Pte Ltd (“Temasek,” and together with Centurium, PWM, CITIC, Parfield and Hillhouse, collectively the “Parties” and each a “Party”).

WHEREAS, on September 18, 2019, Beachhead, PWM, CITIC, Parfield, Hillhouse and Temasek entered into a consortium agreement (the “Original Consortium Agreement” and, as amended by this Amendment and as may be further amended, restated or otherwise modified from time to time, the “Consortium Agreement”) in connection with an acquisition transaction with respect to China Biologic Products Holdings, Inc. (the “Company”), an exempted company organized and existing under the Laws of the Cayman Islands;

WHEREAS, on November 15, 2019, persons listed on Exhibit A to this Amendment (collectively, “Capital”) entered into a share purchase agreement (the “Capital SPA”) with Beachhead and Double Double, pursuant to which Capital agrees to sell to Beachhead and Double Double, and Beachhead and Double Double agree to purchase from Capital, an aggregate number of 4,199,680 Ordinary Shares (the “Capital Shares”);

WHEREAS, on December 9, 2019, the purchase and sale of the Capital Shares were consummated pursuant to the terms of the Capital SPA;

WHEREAS, on the date hereof, Double Double entered into a share purchase agreement (each, a “Centurium SPA”) with each of 2019B Cayman Limited, an Affiliate of CITIC, Hillhouse and Temasek (each, an “Other Purchaser”), respectively, pursuant to which Double Double agrees to sell to the Other Purchasers, and the Other Purchasers agree to purchase from Double Double, an aggregate number of 727,409 Ordinary Shares, and by executing and delivering this Amendment, each Party acknowledges its consent to the purchase and sale contemplated under each Centurium SPA;

WHEREAS, Beachhead has transferred 901,265 Ordinary Shares to Point Forward Holdings Limited (“Point Forward”), an Affiliate of Beachhead; and

WHEREAS, Section 10.4 of the Original Consortium Agreement provides that neither the Original Consortium Agreement nor any term thereof may be amended or otherwise modified other than by an instrument in writing signed by each of the applicable Parties.

NOW, THEREFORE, the Parties agree to amend the Original Consortium Agreement as follows:

1.            Definitions

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Original Consortium Agreement.

2.            Amendments to the Original Consortium Agreement

2.1           An updated Part II of Schedule B to the Consortium Agreement is attached as Annex A hereto reflecting (i) in subpart (A) thereof the Equity Contributions (including Rollover Securities) and Contemplated Ownership Percentages of the Parties immediately prior to the consummation of the transactions contemplated by the Centurium SPAs and (ii) in subpart (B) thereof the Equity Contributions (including Rollover Securities) and Contemplated Ownership Percentages of the Parties immediately after the consummation of the transactions contemplated by the Centurium SPAs.

2.2           Without prejudice to the other provisions of the Consortium Agreement, Centurium, as a representative authorized by the Initial Consortium Members, may, without further action by any other Party, update Schedule B to the Consortium Agreement from time to time to reflect (i) any Transfer of Covered Securities between any existing or future members of the Buyer Consortium or their respective Affiliates permitted under the Consortium Agreement or (ii) any Transfer or acquisition of Covered Securities permitted under the Consortium Agreement (including Section 4.4(a) thereof); provided that (x) the amount of the Equity Contribution (including the number of Rollover Securities) of any Party shall not be changed without the prior consent of such Party; and (y) Centurium, as a representative authorized by the Initial Consortium Members, shall distribute a copy of the updated Schedule B to each Party promptly following each such update. All the references to “Centurium” under the Consortium Agreement shall include Beachhead, Double Double, Point Forward and any of their respective Affiliates who becomes a party to the Consortium Agreement.

2.3          Notwithstanding anything in the Consortium Agreement to the contrary, in the event that the sale and purchase of Ordinary Shares contemplated by any Centurium SPA fails to be consummated for any reason, other than as a result of any breach by the relevant Other Purchaser that is a party to such Centurium SPA, at the request of such Other Purchaser, Centurium and such Other Purchaser shall cooperate in good faith to take such reasonable actions such that the Equity Contribution of such Other Purchaser (including, to the extent applicable, its Rollover Securities) reflects its Contemplated Ownership Percentage as set forth opposite its name in the column titled “Contemplated Ownership Percentage” in subpart (B) of Part II of Schedule B attached hereto as Annex A.

2.4           The definition of “Permitted Transfer” set forth in Section 11.1(ccc) of the Original Consortium Agreement is hereby deleted in its entirety and replaced with the following:

““Permitted Transfer” means a Transfer of Covered Securities by a Party to (i) an Affiliate of such Party which is Controlled by such Party, (ii) a member of such Party’s immediate family or a trust for the benefit of such Party’s or any member of such Party’s immediate family, (iii) any heir, legatees, beneficiaries and/or devisees of such Party, (iv) if such Party is Centurium, CITIC, Hillhouse or Temasek, to any Affiliate of such Party, any of the investment funds managed or advised by such Party or any of its Affiliates, or any of the investment vehicles of such Party, such Affiliate or such fund or (v) another Party or any Affiliate of another Party; provided that, in each case, such transferee agrees to execute, prior to or concurrently with such Transfer, a Deed of Adherence in the form attached hereto as Schedule C, except in the event such transferee is already a Party.”

3.            Miscellaneous

3.1           No Further Amendment.

The Parties agree that all other provisions of the Original Consortium Agreement shall, subject to Section 2, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This Amendment forms an integral and inseparable part of the Original Consortium Agreement.

3.2           References.

All references to the Consortium Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Original Consortium Agreement shall refer to the Consortium Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Consortium Agreement and references in the Consortium Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to September 18, 2019.

3.3           Other Miscellaneous Terms.

The provisions of Article VIII (Notices) and Section 10.8 (Governing Law and Venue) of the Original Consortium Agreement shall apply mutatis mutandis to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

Beachhead Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Double Double Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Point Forward Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Notice details:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to (which shall not constitute notice):

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gary Li; Xiaoxi Lin

[Signature Page of Amendment No.1 to Consortium Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

PW Medtech Group Limited (普华和顺集团公司)

By:	/s/ Yue’e Zhang
Name:	Yue’e Zhang
Title:	Director

Notice details:

PW Medtech Group Limited
Building 1, No. 23 Panlong West Road
Pinggu District, Beijing
PRC 101204
Attention: George Chen

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati
Suite 1509, 15/F, Jardine House
1 Connaught Place, Central
Hong Kong
Attention: Weiheng Chen

[Signature Page of Amendment No.1 to Consortium Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

Parfield International Ltd.

By:	/s/ Marc Chan
Name:	Marc Chan
Title:	Director

Notice details:

Unit No. 21E, 21st Floor, United Centre
95 Queensway, Admiralty Hong Kong
Attention: Marc Chan
Facsimile: (852)2571-8400

with a copy to (which shall not constitute notice):

K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104-1158
United States of America
Attention: Christopher H. Cunningham
Facsimile: (206)370-6040

and

K&L Gates
44/F., Edinburgh Tower
The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Michael Chan
Facsimile: (852)25119515

[Signature Page of Amendment No.1 to Consortium Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd.

By:	/s/ Rikizo Matsukawa
Name:	Rikizo Matsukawa
Title:	Director

Notice details:

c/o CITIC Capital Partners Management Limited
28/F, CITIC Tower
1 Tim Mei Avenue
Central, Hong Kong
Attention: Vicki Hui/Karen Chiu

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Frank Sun

[Signature Page of Amendment No.1 to Consortium Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

HH Sum-XXII Holdings Limited

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Authorized Signatory

Notice details:

Attention: Wei CAO
Address: Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Email: wcao@hillhousecap.com
With a copy to Adam Hornung
Email: Legal@hillhousecap.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges
29/F, Alexandra House
18 Chater Road, Central, Hong Kong
Attention: Tim Gardner; Chris Welty

[Signature Page of Amendment No.1 to Consortium Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.

V-Sciences Investments Pte Ltd

By:	/s/ Fidah Alsagoff
Name:	Fidah Alsagoff
Title:	Authorized Signatory

Notice details:

Address:	60B Orchard Road
#06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention:	Fidah Alsagoff
fidah@temasek.com.sg
+65 6828 2595

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
45th Floor, Fortune Financial Center
5 bong San Huan Zhong Lu
Chaoyang District, Beijing, China
Attention: Denise Shiu
Email: DShiu@cgsh.com
Tel: + 86 10 5920 1080

[Signature Page of Amendment No.1 to Consortium Agreement]

Exhibit A

List of Capital Entities

Annex A

Part II - Contributions to Holdco and Contemplated Ownership Percentages